Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D with respect to the common stock of L2 Medical Development Company beneficially owned by each of them. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 13th day of September, 2013.

BOECKMANN FAMILY REVOCABLE TRUST

By:	/s/ Herbert F. Boeckmann, II
Name:	Herbert F. Boeckmann, II
Title:	Trustee

BOECKMANN FAMILY REVOCABLE TRUST

By:	/s/ Floy Jane Boeckmann
Name:	Floy Jane Boeckmann
Title:	Trustee

HERBERT F. BOECKMANN, II

By:	/s/ Herbert F. Boeckmann, II
Name:	Herbert F. Boeckmann, II

FLOY JANE BOECKMANN

By:	/s/ Floy Jane Boeckmann
Name:	Floy Jane Boeckmann